UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2018
N1 Liquidating Trust
(Exact name of registrant as specified in its charter)

Maryland	000-54671	32-6497467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower St., 44th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)
(310) 282-8820
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of December 6, 2018, Sujan S. Patel resigned as a member of the board of trustees (the “Board”) of N1 Liquidating Trust (the “Trust”) and as Chairman, Chief Executive Officer and President of the Trust. Mr. Patel’s resignation did not involve a disagreement with the Trust or any matter relating to the Trust’s operations, policies or practices.
In addition, effective as of December 6, 2018, the Board appointed David Belford as the Trust’s Chairman and as a member of the Board. Concurrently with Mr. Belford’s appointment, the Board appointed Mark Bernal as the Trust’s Chief Executive Officer and President effective as of December 6, 2018.
The following is a biographical summary for each of Mr. Belford and Mr. Bernal.

David Belford, age 42, is Managing Director, Investment Management at Colony Capital, Inc. (“Colony Capital”). Mr. Belford is responsible for the Colony Capital’s co-investment activity, including the identification, evaluation, and consummation of new transactions that combine Colony Capital balance sheet investment with external fundraising activities alongside Colony Capital’s key global relationships. From 2014 to 2017, Mr. Belford was a Managing Director at Colony Capital’s London office. Prior to joining the Colony Capital business in 2008, Mr. Belford was an associate in the Originations division at iStar Financial Inc. in New York. From 1999 to 2004, Mr. Belford worked in the Investment Banking Division of Donaldson, Lufkin & Jenrette, Inc./Credit Suisse First Boston Inc. in New York and Los Angeles and on the foreign exchange desk at Merrill Lynch & Co., Inc. in New York. Mr. Belford received his Bachelor of Commerce from Queen's University in Ontario, Canada, a Master of International Affairs from the Lauder Institute at the University of Pennsylvania and a Master of Business Administration from the Wharton School.
Mark Bernal, age 56, is Vice President, Portfolio Management at Colony Capital. At Colony Capital, Mr. Bernal focuses on commercial real estate portfolio management, including the management of complex debt and equity capital structures. Mr. Bernal’s diverse investment experience includes mezzanine debt, preferred equity, sale and leasebacks, and joint venture partnerships. Mr. Bernal has overseen transactions through multiple real estate cycles, which led to management of complex workouts, litigation and bankruptcy cases. Mr. Bernal has experience with a variety of real estate asset classes, including office, multifamily, retail, hospitality and healthcare. Prior to joining Colony Capital in 2009, Mr. Bernal was Director Business Development at GE Capital Real Estate. Based in GE Capital Real Estate’s London office from 2002 to 2007, Mr. Bernal focused on the acquisition of healthcare real estate equity investments in the United Kingdom and Germany. While based in Colony Capital’s Luxembourg office from 2014 to 2016, Mr. Bernal focused on managing office equity investments in the United Kingdom and Germany. Mr. Bernal received his Bachelor of Business Administration from the University of Texas at San Antonio.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018	N1 LIQUIDATING TRUST
	By:	/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer

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